UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2006

OCM HOLDCO, LLC

(Exact name of registrant as specified in charter)

Delaware	0-52042	20-3626528
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

333 South Grand Avenue, 28th Floor, Los Angeles, California 90071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On November 14, 2006 (the “Closing Date”), PA Meadows, LLC (“PA Meadows”), a wholly-owned subsidiary of Cannery Casino Resorts, LLC (“CCR”), made payment of  $175 million in cash and delivered a $25 million holdback agreement to Magna Entertainment Corp. (the “Seller”), in full satisfaction of the notes issued to the Seller on July 26, 2006 representing the purchase price for The Meadows™, a standardbred racetrack located in Washington County, Pennsylvania (the “Acquisition”).  CCR is an unconsolidated investee of OCM HoldCo, LLC (the “Registrant”).

The Acquisition was financed by a $50 million equity contribution from OCM AcquisitionCo, LLC (“AcquisitionCo”) to CCR and proceeds from two syndicated credit facilities: a five-year, $205 million first lien facility consisting of a $180 million term loan and a $25 million revolving loan, and a six-year $70 million second lien term loan facility. On the Closing Date, PA Meadows used the proceeds of the $250 million of term loans and the $50 million equity contribution to (i) pay off a $175 million Seller note, (ii) collateralize a letter of credit issued in favor of the State of Pennsylvania for the future payment of a $50 million gaming license fee, (iii) reserve funds for costs related to the construction of a temporary casino at The Meadows™, (iv) reserve funds for future interest payments and (v) pay fees and expenses relating to the Acquisition and the credit facilities. In addition, proceeds from the loan and equity contribution will be used for general corporate purposes.

The Credit Agreements

The terms of the credit facilities are set forth in two agreements: a First Lien Credit Agreement, dated as of November 14, 2006, by and among PA Meadows, Bank of America, N.A. as Administrative Agent, Collateral Agent and L/C Issuer, and the lenders from time to time party thereto; and a Second Lien Credit Agreement, also dated as of November 14, 2006, by and among PA Meadows, Bank of America, N.A. as Administrative Agent and Collateral Agent, and the lenders from time to time party thereto (collectively, the “Credit Agreements”). The Credit Agreements are attached as exhibits to this Form 8-K.

Under the First Lien Credit Agreement, the $180 million term loan must be repaid in quarterly installments of one percent per annum of the original principal amount, with the balance due at maturity. Interest under both the term loan and the revolver is either two percent per annum above the agent bank’s quoted base rate or three percent per annum above the Eurodollar rate, at PA Meadows’ option. Under the First Lien Credit Agreement, PA Meadows must maintain a consolidated leverage ratio of no more than 5.75 until the quarter ending September 30, 2007, after which time the required ratio declines periodically until it reaches 4.50 for the quarter ending on June 30, 2011 and thereafter. PA Meadows must also maintain a consolidated interest coverage ratio of at least 1.75 until the quarter ending September 30, 2010, and 2.00 thereafter.

Under the Second Lien Credit Agreement, borrowings must be repaid at maturity. Interest is either five percent per annum above the agent bank’s quoted base rate or six percent per annum above the Eurodollar rate, at PA Meadows’ option. Also under the Second Lien Credit Agreement, PA Meadows must maintain a consolidated leverage ratio of 6.00 until the quareter ending September 30, 2007, after which time the required ratio declines periodically until it reaches 4.75 for the quarter ending June 30, 2011 and thereafter. In addition, PA Meadows must maintain a consolidated interest coverage ratio of at least 1.50 until the quarter ending September 30, 2010, and 1.75 thereafter.

In addition to the obligations described above, under both Credit Agreements PA Meadows is subject to various affirmative and negative covenants and reporting obligations in favor of the lenders, including, among others, restrictions on indebtedness, capital expenditures, liens, investments, fundamental changes, asset dispositions, affiliate transactions and dividends. In addition, PA Meadows has agreed to construct the temporary gaming facility at The Meadows™ in accordance with an approved budget and timetable and to demonstrate sufficient available cash and loans to complete construction. PA Meadows also has agreed to maintain its properties and existence, comply with laws, maintain records, allow inspections by lenders and comply with its contractual obligations, subject to specified exceptions. Events of default include nonpayment of amounts due to the lenders, violation of covenants, change of control, loss of a gaming or liquor license, default under other indebtedness, judgments and specified insolvency-related events, subject, in certain instances, to specified thresholds, cure periods and/or exceptions. If an event of default occurs and is continuing the lenders may declare the commitments to be terminated and the loans to be due, and to exercise all rights and remedies available under law, including remedies against the pledged collateral.

PA Meadows’ obligations under each of the Credit Agreements are guaranteed by its subsidiaries on a secured basis and are secured by substantially all of the real and personal property of PA Meadows and its subsidiaries, except that the stock of PA Meadows’ subsidiaries will not be pledged until necessary approvals are received from the Pennsylvania harness racing authorities, and certain gaming-related accounts and assets will not be pledged under the Credit Agreements. PA Meadows’ obligations under the Second Lien Credit Agreement are subordinated to its obligations under the First Lien Credit Agreement.

Some lenders under the First Lien Credit Agreement may participate as lenders under the Second Lien Credit Agreement.  In addition, Bank of America, N.A., the administrative agent and collateral agent under both Credit Agreements, is the administrative agent under CCR’s five-year $250 million credit agreement, which is listed as an exhibit to and described more fully in the Registrant’s Post-Effective Amendment No. 2 to Form 10-SB filed with the Securities and Exchange Commission on October 20, 2006 (the “Post-Effective Amendment No. 2”).  Certain lenders under CCR’s credit agreement are expected to participate as lenders under one or both of the Credit Agreements.

First Amendment of Post-Closing and Note Issuance Agreement

In connection with the Acquisition, the Post-Closing and Note Issuance Agreement, dated July 26, 2006, by and among PA Meadows, the Seller and the parties named therein (the “Note Agreement”) was amended. The Note Agreement is listed as an exhibit to, and its terms are described more fully in, the Post-Effective Amendment No. 2. The amendment to the Note Agreement is attached as an exhibit to this Current Report on Form 8-K.

The Seller operates the harness racing business on behalf of PA Meadows and its subsidiaries under a racing services agreement, which is listed and described more fully in the Post-Effective Amendment No. 2.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the credit facilities in Item 1.01 are incorporated herein by reference.

Item 8.01               Other Events

As stated in Item 1.01, on the Closing Date PA Meadows entered into a $25 million holdback agreement with the Seller. The holdback is payable to the Seller over a five-year period, subject to offset for certain indemnification obligations. Payments under the holdback will be deferred until the opening of a permanent casino at The Meadows™ and the repayment of certain equity investments that may be made by PA Meadows’ equityholder.

In exchange for AcquisitionCo’s $50 million equity contribution to CCR, CCR issued to AcquisitionCo additional preferred membership units, causing the Registrant’s percentage ownership in CCR to increase from 33 -1/3% to 42%.

Item 9.01	Exhibits

(d)	Exhibits

10.23	First Lien Credit Agreement, dated as of November 14, 2006.

10.24	Second Lien Credit Agreement, dated as of November 14, 2006.

10.25	First Amendment to Post-Closing and Note Issuance Agreement, dated November 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCM HOLDCO, LLC
Registrant

Date: November 20, 2006	By:	/s/ Stephen A. Kaplan
Stephen A. Kaplan
Manager

Date: November 20, 2006	By:	/s/ Ronald N. Beck
Ronald N. Beck
Manager

S-1

EXHIBIT INDEX

Exhibit No.	Description

10.23	First Lien Credit Agreement, dated as of November 14, 2006.

10.24	Second Lien Credit Agreement, dated as of November 14, 2006.

10.25	First Amendment to Post-Closing and Note Issuance Agreement, dated November 14, 2006